Exhibit 23.4

                         INDEPENDENT AUDITORS' CONSENT


     We consent to the use of our report dated September 24, 2004 in the Registration Statement on Form SB-2 and related Prospectus of Passport Restaurants, Inc. for the registration of shares of its common stock and to the reference to our firm under the heading "Experts" therein.


                                        Tschopp, Whitcomb & Orr, P.A.


Maitland, Florida
October 12, 2004